TS&B Holdings, Inc. announces filing of 8K postponing Shareholder Meeting and Proxy

ORLANDO, FL. July 26, 2004/ -- TS&B Holdings, Inc. (“Company” or “TS&B”) (OTC-BB:TSBB), filed an 8K with the SEC to postpone the Shareholder meeting and Proxy.

The corporate secretary of TS&B Holdings Inc., Charles Giannetto stated, “we are still awaiting approval from the SEC for the Proxy. We expect that approval to be forthcoming shortly but not in a timely fashion to permit printing and mailing. The date of the new meeting will be in the approved proxy”

About TS&B Holdings Inc.

TS&B Holdings Inc., is a Business Development Company under the Investment Act of 1940 aggressively seeking opportunities in emerging and fast growth industries.

TS&B Holdings Inc. has a financial services subsidiary, TS&B Financial Services, Inc. that provides investment and merchant banking services and strategic planning to both the public and private sectors.

Safe Harbor

The statements made in this release constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, changing economic conditions, interest rates trends, continued acceptance of the Company's products in the marketplace, competitive factors and other risks detailed in the Company's periodic report Filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

For more information, please contact:

Honeycutt Capital Group, LLC

Ray Larson

Tulsa, Oklahoma

918-392-0336

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Source: TS&B Holdings Inc